UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 7, 2017

JP Energy Partners LP

(Exact name of registrant as specified in its charter)

Delaware	001-36647	27-2504700
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

600 East Las Colinas Blvd, Suite 2000

Irving, Texas 75039

(Address of principal executive office) (Zip Code)

(972) 444-0300

(Registrants’ telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.02.	Termination of Material Definitive Agreement

On March 8, 2017 in connection with the Merger (as defined below), JP Energy Partners LP (“JPE”) terminated its Credit Agreement, dated as of February 12, 2014, by and among JPE, as borrower, certain of its subsidiaries, as guarantors, Bank of America, N.A., as administrative agent and certain lenders from time to time party thereto, and repaid the obligations outstanding thereunder.

Item 2.01.	Completion of Acquisition or Disposition of Assets

On March 8, 2017, American Midstream Partners, LP (“AMID”) completed its acquisition of JPE pursuant to that certain Agreement and Plan of Merger, dated as of October 23, 2016 (the “Merger Agreement”), by and among AMID, American Midstream GP, LLC, a Delaware limited liability company and the general partner of AMID (“AMID GP”), JPE, JPE Energy GP II LLC, a Delaware limited liability company and the general partner of JPE (“JPE GP”), Argo Merger Sub, LLC, a Delaware limited liability company and wholly owned subsidiary of AMID (“AMID Merger Sub”), and Argo Merger GP Sub, LLC, a Delaware limited liability company and wholly owned subsidiary of AMID (“GP Sub”). Under the terms of the Merger Agreement, among other things, AMID Merger Sub merged into and with JPE (the “Merger”), with JPE surviving the Merger as a wholly owned subsidiary of AMID.

Immediately prior to the Merger, Argo GP Sub, LLC, a Delaware limited liability company and wholly owned subsidiary of AMID GP (“Merger Sub GP”), merged with and into JPE GP, with JPE GP surviving as a wholly owned subsidiary of AMID GP (the “GP Merger”). The GP Merger was consummated pursuant to the terms of that certain Agreement and Plan of Merger, dated as of October 23, 2016, among AMID GP, JPE GP and Merger Sub GP. In connection with the GP Merger, GP Sub was admitted as the sole general partner of JPE and JPE GP simultaneously ceased to be the general partner of JPE.

Under the Merger Agreement, at the effective time of the Merger (the “Effective Time”), (i) each common unit of JPE (each, a “JPE Common Unit”) and each subordinated unit of JPE (each, a “JPE Subordinated Unit”) issued and outstanding, or deemed issued and outstanding, as of immediately prior to the Effective Time (other than JPE Common Units and JPE Subordinated Units held by Magnolia Infrastructure Holdings, LLC, a Delaware limited liability company and successor by merger to AL Lonestar, LLC (together with its affiliates, the “Affiliated Holders”), and GP Sub) was converted into the right to receive 0.5775 of a common unit representing limited partner interests in AMID (each, an “AMID Common Unit”) and (ii) each JPE Common Unit and each JPE Subordinated Unit issued and outstanding, or deemed issued and outstanding, as of immediately prior to the Effective Time held by the Affiliated Holders was converted into the right to receive 0.5225 of an AMID Common Unit, with such rights, preferences and obligations as set forth in the Fifth Amended and Restated Agreement of Limited Partnership Amendment of AMID, as amended. Based on the JPE Common Units and JPE Subordinated Units outstanding immediately prior to the Effective Time, AMID issued approximately 20.2 million AMID Common Units to JPE’s unitholders.

The foregoing description of the Merger Agreement and the Merger does not purport to be complete and is qualified in its entirety by reference to the full text of the Merger Agreement, a copy of which is attached as Exhibit 2.1 hereto and incorporated herein by reference.

Item 3.01.	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing

In connection with the consummation of the Merger, the New York Stock Exchange (the “NYSE”) was notified that each outstanding JPE Common Unit other than those held by GP Sub was converted into the right to receive the merger consideration described above, subject to the terms and conditions of the Merger Agreement. JPE requested that the NYSE file a notification of removal from listing on Form 25 with the Securities and Exchange Commission (the “SEC”) with respect to the delisting of the JPE Common Units. The trading of the JPE Common Units on the NYSE was suspended prior to the opening of trading on March 8, 2017.

In addition, JPE intends to file with the SEC a certification of notice of termination on Form 15 requesting that the JPE Common Units be deregistered under Section 12(g) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and that JPE’s reporting obligations under Sections 13 and 15(d) of the Exchange Act with respect to its common units be suspended.

Item 3.03.	Material Modification to Rights of Security Holders

The information set forth under Item 2.01 and Item 5.03 of this Current Report on Form 8-K is incorporated by reference into this Item 3.03 in its entirety.

Item 5.01.	Changes in Control of Registrant

The information set forth under Item 2.01 of this Current Report on Form 8-K is incorporated by reference into this Item 5.01 in its entirety.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

At the effective time of the Merger, each of the members of the board of directors of JPE GP resigned from the board and ceased to be a director of JPE GP. The members of the JPE GP board immediately prior to the effective time of the Merger were J. Patrick Barley, Patrick J. Welch, John F. Erhard, Daniel R. Revers, Evan M. Schwartz, Greg Arnold, T. Porter Trimble, Normal J. Szydlowski and Josh L. Sherman. Each of the foregoing resigned in connection with the Merger and not due to any disagreement with JPE GP or any party to the Merger Agreement.

Board of Directors

Effective March 8, 2017, Mr. J. Patrick Barley and Mr. Patrick J. Welch were appointed members of the Board of Directors of GP Sub, and their terms expire on March 31, 2017, at which time GP Sub shall become member-managed.

J. Patrick Barley. J. Patrick Barley is 42 years old and served as President, Chief Executive Officer and Chairman of the Board of directors of JPE GP from May 2010 to March 2017. Mr. Barley brings over 16 years of experience managing early-stage investments. Prior to founding JPE, Mr. Barley was the Founder, President and Chief Executive Officer of Lonestar Midstream Partners, LP (“Lonestar Midstream”), a midstream company focused on natural gas gathering and processing, from March 2005 to July 2008. Mr. Barley managed his private investments from the sale of Lonestar Midstream to Penn Virginia Resources Partners LP in July 2008 until he founded JPE in May 2010. In 2004, Mr. Barley formed his own private investment firm, CB Capital, LLC, which served as the general partner of Lonestar Midstream. Prior to forming CB Capital, LLC, Mr. Barley was a partner at Greenfield Capital Management, LLC from 1999 to 2004. Mr. Barley earned a Bachelor of Science from Texas Tech University and a Master of Business Administration in Finance from Southern Methodist University.

Patrick J. Welch. Patrick J. Welch is 49 years old and served as the Executive Vice President and Chief Financial Officer of JPE GP from April 2014 to March 2017 and served as Interim Chief Financial Officer of JPE GP from November 2013 to April 2014. Mr. Welch also served as a member of the board of JPE GP from October 2014 to March 2017. From August 2013 to April 2014, Mr. Welch served as a Managing Director at Opportune LLP, an independent consultancy focused exclusively on the energy industry. From March 2012 to August 2013, Mr. Welch served as an independent consultant, advising and assisting clients in all aspects of the CFO function in energy companies with a focus on IPO readiness. From June 2011 through March 2012, he served as Chief Financial Officer for RES Americas, a privately held renewable energy development and construction company with activities in the United States and Canada. Mr. Welch served as the Chief Financial Officer of Atlantic Power Corporation (NYSE: AT) from May 2006 through June 2011. Mr. Welch has an extensive background in the energy and independent power industries. Before joining Atlantic Power Corporation, from January 2004 to May 2006, Mr. Welch was Vice President and Controller of DCP Midstream and DCP Midstream Partners, LP (NYSE: DPM) in Denver, Colorado. Prior to that he held various positions at Dynegy Inc. (NYSE: DYN) in Houston, Texas, including Vice President and Controller for Dynegy Generation, and Assistant Corporate Controller. Prior to Dynegy, Mr. Welch was a Senior Audit Manager in the Energy, Utilities and Mining Practice of PricewaterhouseCoopers LLP, predominantly in Houston, Texas, where he served several major energy clients. Mr. Welch earned his Bachelor’s Degree from the University of Central Oklahoma and is a Certified Public Accountant.

There are no arrangements or understandings between Messrs. Barley or Welch and GP Sub or JPE or any other persons pursuant to which any of the three directors was elected to the Board. There are no family relationships between Messrs. Barley or Welch and the executive officers or directors of GP Sub and no transactions that would require disclosure under Item 404(a) of Regulation S-K.

Messrs. Barley and Welch will each be indemnified for his actions associated with being a director to the fullest extent permitted under Delaware law, subject to certain limitations provided in the Amended & Restated LPA (as defined below).

Appointment of Certain Officers

Effective March 8, 2017, and expiring on March 31, 2017, Mr. Barley was also appointed as President and Chief Executive Officer of GP Sub and to serve as the Principal Executive Officer in that role. Mr. Welch was also appointed as Executive Vice President, Chief Financial Officer of GP Sub and to serve as the Principal Financial Officer in that role. Mr. Shiming (Simon) Chen was appointed as Senior Vice President and Chief Accounting Officer of GP Sub and to serve as Principal Accounting Officer in that role.

Mr. Chen is 42 years old and served as the Senior Vice President and Chief Accounting Officer of JPE GP from November 2014 to March 2017. Mr. Chen served as Vice President, Chief Accounting Officer and Controller of JPE GP from November 2014 to September 2015 and as Vice President and Controller of JPE GP from February 2013 to November 2014. Prior to joining JPE, Mr. Chen served as the Assistant Controller from October 2010 to February 2013, and Director of Financial Reporting from July 2009 to October 2010 for Regency Energy Partners LP, a midstream company focusing on the gathering, transportation, and storage of NGLs and crude oil, natural gas and NGL marketing and trading, and the management of coal and natural resource properties in the United States. Prior to joining Regency Energy Partners LP, Mr. Chen served in various roles with the assurance and business advisory services practice of PricewaterhouseCoopers LLP from 2003 to 2009. Mr. Chen is a Certified Public Accountant.

There are no arrangements or understandings between Messrs. Barley, Welch or Chen, and GP Sub or JPE or any other persons pursuant to which they were selected to the offices set forth above. There are no family relationships between Messrs. Barley, Welch or Chen, and the executive officers or directors of GP Sub and no transactions that would require disclosure under Item 404(a) of Regulation S-K.

On March 8, 2017, the following persons were appointed as officers of JPE and GP Sub, effective April 1, 2017: Lynn L. Bourdon III (President and Chief Executive Officer), Eric T. Kalamaras (Senior Vice President and Chief Financial Officer), Rene L. Casadaban (Senior Vice President and Chief Operating Officer), and Michael Croney (Vice President, Corporate Controller, and Chief Accounting Officer).

Lynn L. Bourdon III is 54 years old and was appointed Chairman, President and Chief Executive Officer of AMID in December 2015. Most recently, Mr. Bourdon served as President and Chief Executive Officer of Enable Midstream Partners, LP. Prior to Enable Midstream, he served as Group Senior Vice President of NGL & Natural Gas Marketing, Petrochemical, Refined Products & Marine at Enterprise Products Partners, LP. Mr. Bourdon joined Enterprise as Senior Vice President of NGL Supply & Marketing in 2003 and served in various senior management positions during his tenure. Prior to his employment at Enterprise Products, Mr. Bourdon served as Senior Vice President and Chief Commercial Officer for Orion Refining Corporation. He also held leadership positions at En*Vantage, PG&E Gas Transmission and Valero, and earlier served in various capacities at the Dow Chemical Company. Lynn received a Bachelor of Science degree in mechanical engineering from Texas Tech University and an MBA from the University of Houston.

Eric T. Kalamaras is 43 years old and was appointed Senior Vice President and Chief Financial Officer of AMID in July 2016. Prior to his appointment with the General Partner of the Partnership, Mr. Kalamaras served as Executive Vice President and Chief Financial Officer of Azure Midstream Partners, LP and Azure Midstream Company, LLC. Prior to Azure, Mr. Kalamaras served as Chief Financial Officer at Valerus Energy Holdings,

Delphi Midstream Partners, and Atlas Pipeline Partners, LP. Prior to Atlas Pipeline Partners, he spent a combined 10 years at Wells Fargo and Banc of America Securities providing investment banking and debt capital markets services to clients in the energy and natural resource industries. Mr. Kalamaras started his career as a financial analyst at Ford Motor Company, and holds a Bachelor of Science in Business Administration from Central Michigan University and a Master of Business Administration from Wake Forest University.

Rene L. Casadaban is 48 years old and has 26 years of midstream project management and business development experience for onshore, offshore and deepwater pipeline systems. Mr. Casadaban is the former Chief Operating Officer for Summit Midstream Partners, LP (“Summit”). Prior to joining Summit, Mr. Casadaban worked for Enterprise Products Partners LP as the Director for Deepwater Business Development of floating production platforms and offshore pipelines. Mr. Casadaban has also served as an independent consultant to ExxonMobil Corporation and GulfTerra Energy Partners, LP for Gulf of Mexico and international pipeline projects. At Land and Marine Engineering Limited, Mr. Casadaban was responsible for managing domestic and international pipeline river crossings and beach approaches by horizontal directional drilling. Mr. Casadaban began his career as a Field Engineer for McDermott International Inc. He currently serves on the Board of Angel Reach and is a graduate of Auburn University with a Bachelor of Science in Building Construction.

Michael J. Croney is 38 years old and was appointed as Vice President, Chief Accounting Officer and Corporate Controller of AMID in August 2016. Mr. Croney previously served as the Vice President and Controller for FloWorks International LLC in Houston, Texas. Prior to FloWorks International, he served as controller of North America for AXIP Energy Services and held various management positions at the AES Corporation. Mr. Croney started his career with KPMG and holds a Bachelor of Commerce Honours, Accounting from Nelson Mandela Metropolitan University. Mr. Croney is a licensed Chartered Accountant in South Africa and licensed CPA in the State of Virginia.

There are no arrangements or understandings between Messrs. Bourdon, Kalamaras, Casadaban or Croney, and GP Sub or JPE or any other persons pursuant to which they were selected to the offices set forth above. There are no family relationships between Messrs. Bourdon, Kalamaras, Casadaban or Croney, and the executive officers or directors of GP Sub and no transactions that would require disclosure under Item 404(a) of Regulation S-K.

Item 5.03.	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

On March 8, 2017 JPE amended and restated its agreement of limited partnership and amended its certificate of limited partnership. The description of the Fourth Amended and Restated Agreement of Limited Partnership of JPE (the “Amended and Restated LPA”) and the Certificate of Amendment to the Certificate of Limited Partnership of JPE in this Item 5.03 is qualified in its entirety by reference to the full text of the Amended and Restated LPA, which is filed as Exhibit 3.1 hereto and incorporated herein by reference.

Item 5.07	Submission of Matters to a Vote of Security Holders

A special meeting of unitholders (the “Special Meeting”) of JPE was held on March 7, 2017 to consider and vote on proposals (i) to adopt and approve the Merger Agreement and the transactions contemplated thereby, (ii) to approve the adjournment of the Special Meeting, if necessary or appropriate, to solicit additional proxies if there are not sufficient votes to adopt and approve the Merger Agreement and approve the transactions contemplated thereby at the time of the Special Meeting and (iii) to approve, on an advisory (non-binding) basis, the compensation that may be paid or become payable to the named executives officers of the general partner of JPE in connection with the merger. The proposals are described in detail in the proxy statement/prospectus filed with the SEC by JPE on February 1, 2017.

At the Special Meeting, holders of 12,182,815 JPE Common Units and 17,501,773 JPE Subordinated Units were present or represented by proxy, constituting a quorum. A summary of the voting results for the proposals is set forth below:

Proposal 1: Adoption and Approval of the Merger Agreement

JPE unitholders adopted and approved the Merger Agreement and the transactions contemplated thereby. Approval of the proposal required the affirmative vote of holders of at least a majority of the JP Energy common units, other than common units held by Affiliated Holders (the “Non-Affiliated Common Units”), and of holders of at least a majority of the JPE Subordinated Units outstanding as of the record date for the Special Meeting, voting as separate classes. The following are the tabulated votes “For” and “Against” this proposal, as well as the number of “Abstentions”:

	FOR	AGAINST	ABSTENTIONS
Non-Affiliated Common Units	8,105,755	98,367	9,427
Subordinated Units	17,501,773	—	—

Proposal 2: Adjournment of the Special Meeting

Because JPE unitholders adopted and approved the Merger Agreement, the vote on the proposal to approve the adjournment of the Special Meeting, if necessary or appropriate, to solicit additional proxies if there are not sufficient votes to adopt and approve the Merger Agreement at the time of the Special Meeting was not called.

Proposal 3: Approval, on an Advisory (Non-Binding) Basis, of Compensation to the Named Executive Officers

JPE unitholders approved, on an advisory (non-binding) basis, the compensation that may be paid or become payable to the named executive officers of the general partner of JPE in connection with the merger. Approval of the proposal required the affirmative vote of holders of at least a majority of the JPE Common Units outstanding as of the record date for the Special Meeting. The following are the tabulated votes “For” and “Against” this proposal, as well as the number of “Abstentions”:

	FOR	AGAINST	ABSTENTIONS
Common Units	11,773,461	265,684	143,669
Subordinated Units	17,441,537	42,362	17,875

Item 9.01.	Financial Statements and Exhibits

(d) Exhibits

Exhibit Number	Description

2.1*	Agreement and Plan of Merger, dated as of October 23, 2016, by and among American Midstream Partners, LP, American Midstream GP, LLC, JP Energy Partners LP, JP Energy GP II LLC, Argo Merger Sub, LLC, and Argo Merger GP Sub, LLC (incorporated by reference to Exhibit 2.1 to JPE’s Current Report on Form 8-K filed on October 24, 2016).

3.1	Fourth Amended and Restated Agreement of Limited Partnership of JP Energy Partners LP, dated as of March 8, 2017.

3.2	Certificate of Amendment to the Certificate of Limited Partnership of JP Energy Partners LP, dated as of March 8, 2017.

*	Certain schedules have been omitted pursuant to Item 601(b)(2) of Regulation S-K. A copy of any omitted schedule will be furnished supplementally to the SEC upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

JP Energy Partners LP

	By:	Argo Merger GP Sub, LLC,
its general partner

Dated: March 8, 2017	By:	/s/ J. Patrick Barley
Name: J. Patrick Barley
Title: President and Chief Executive Officer

EXHIBIT INDEX

Exhibit Number	Description

2.1*	Agreement and Plan of Merger, dated as of October 23, 2016, by and among American Midstream Partners, LP, American Midstream GP, LLC, JP Energy Partners LP, JP Energy GP II LLC, Argo Merger Sub, LLC, and Argo Merger GP Sub, LLC (incorporated by reference to Exhibit 2.1 to JPE’s Current Report on Form 8-K filed on October 24, 2016).

3.1	Fourth Amended and Restated Agreement of Limited Partnership of JP Energy Partners LP, dated as of March 8, 2017.

3.2	Certificate of Amendment to the Certificate of Limited Partnership of JP Energy Partners LP, dated as of March 8, 2017.

*	Certain schedules have been omitted pursuant to Item 601(b)(2) of Regulation S-K. A copy of any omitted schedule will be furnished supplementally to the SEC upon request.